UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

Grapefruit USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10866 Wilshire Blvd., Suite 225, Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

(310) 575-1175

(Registrant’s telephone number, including area code)

1000 Northwest Street, Mid-Town Brandy Wine, Suite 1200-3094, Wilmington, DE 19801

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

On or about September 21, 2022, the Delaware Secretary of State approved the Corporation’s Certificate of Designation designating a preferred Series A class of stock. The preferred Series A stock carries zero conversion rights and no liquidation preference and expires in seven years, unless renewed by the Board of Directors. The one million (1,000,000) Preferred Series A stock vote with a preference of 67% to the then outstanding common shares as detailed in Exhibit 1.0 attached hereto.

From these 1,000,000 Preferred Series A Shares, Bradley J. Yourist has been issued 250,000 shares and Daniel J. Yourist has been issued 250,000 shares. Each block of Preferred Shares votes at the equivalent of 16.75% of the then outstanding common shares.

The Corporation will provide a complete information statement further detailing these events in the next two weeks.

SECTION 5 – Corporate Governance or Management

Item 5.03 - Amendments to Articles of Incorporation or Bylaws.

On or about October 11, 2022, the Delaware Secretary of State approved the Corporation’s Certificate of Amendment to its Articles of Incorporation amending paragraph IV to increase the authorized common shares to two billion (2,000,000,000) shares and the authorized preferred stock to two million (2,000,000) share as detailed in Exhibit 1.1 attached hereto. No other changes were made.

Item 9.01. Exhibits

Exhibit 1.0	Certificate of Designation filed with Delaware Secretary of State
Exhibit 1.1	Certificate of Amendment filed with Delaware Secretary of State
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Grapefruit USA, Inc.

	By	/s/ Bradley J. Yourist
	Name:	Bradley J. Yourist
	Title:	CEO and Director
Date: October 20, 2022

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